Exhibit 10.2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of [•], 2021, by and between Oaktree Acquisition Corp. II, a Cayman Islands exempted company (“Parent”), Alvotech Lux Holdings S.A.S., a simplified joint stock company (société par actions simplifiée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register under number B258884 (“TopCo”), Alvotech Holdings S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register under number B229193 (the “Company”) and the undersigned [indirect]1 shareholder (the “Company Shareholder”). Capitalized terms used and not defined herein shall have the meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, TopCo, Parent and the Company have entered into that certain Business Combination Agreement, dated as of December [•], 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) Parent will merge with and into TopCo, with TopCo as the surviving company in the merger and (ii) the Redemption, the Conversion and the Second Merger (together with the First Merger, the Redemption, the Conversion and the other transactions contemplated by the Business Combination Agreement, the “Transaction”) will occur;

WHEREAS, as of the date hereof, the Company Shareholder is the [indirect or beneficial]2 owner of the Company Shares and other Equity Securities of the Company set forth on Schedule 1 attached hereto (the “Equity Interests”);

WHEREAS, the Company Shareholder will receive substantial benefits from the consummation of the transactions contemplated by the Business Combination Agreement;

WHEREAS, the Company Shareholder has entered into this Agreement as a material inducement to Parent, TopCo and the Company to enter into the Business Combination Agreement and to consummate the Transaction, and the representations, warranties, covenants and other agreements set forth herein were a material inducement to Parent, TopCo and the Company to enter into the Business Combination Agreement and to perform its obligations thereunder;

WHEREAS, each of Parent, TopCo and the Company is relying on the representations, warranties, covenants and other agreements of this Agreement and each of Parent, TopCo and the Company would not enter into the Business Combination Agreement or be willing to consummate the Transaction without the representations, warranties, covenants and other agreements of this Agreement;

[1]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[2]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).

WHEREAS, each of Parent, TopCo and the Company would not obtain the benefit of the bargain set forth in the Business Combination Agreement as specifically negotiated by the parties thereto unless this Agreement was specifically performed and enforced;

WHEREAS, any breach of this Agreement by the Company Shareholder, in particular any breach of Sections 5(a), 5(b) or 5(c) hereof, would cause immediate irreparable harm to Parent, TopCo, the Company, and each of its Subsidiaries (such Subsidiaries, collectively with the Company, the “Group Companies”);

WHEREAS, the Group Companies have substantial relationships with their customers, development partners, commercialization partners and suppliers and other business relations and the Company Shareholder has had access to such Persons; and

WHEREAS, each of Parent, TopCo and the Company has substantial legitimate business interests necessitating the covenants provided in this Agreement, including (but not limited to) the goodwill associated with Group Companies and the business of the Group Companies.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Voting; Waiver of Appraisal Rights. The Company Shareholder agrees as follows: (a) the Company Shareholder hereby irrevocably and unconditionally waives[, or shall cause to be waived,]3 any rights of appraisal, any dissenters’ rights and any similar rights relating to the Transaction or any other transaction contemplated by the Business Combination Agreement that the Company Shareholder [or his Affiliates]4 may have by virtue of, or with respect to, any outstanding Company Shares [beneficially]5 owned by the Company Shareholder; (b) the Company Shareholder will vote [, or cause to be voted,]6 all of its Company Shares (including any Company Shares resulting from the exercise of any Equity Securities after the date hereof) in favor of the Second Merger, and will not withdraw or rescind such vote or otherwise take action to make such vote ineffective; and (c) the Company Shareholder will cooperate with each of Parent, TopCo and the Company in taking such actions as are both reasonably necessary and requested by each of Parent, TopCo and the Company to consummate the transactions contemplated by the Business Combination Agreement.

2. Representations and Warranties of the Company Shareholder. The Company Shareholder hereby represents and warrants to each of TopCo, Parent and Company that:

(a) The Equity Interests [indirectly]7 held by the Company Shareholder constitute all of the Company Shares and other Equity Securities of the Group Companies [beneficially]8 owned by the Company Shareholder as of the date hereof. The Company Shareholder [or his Affiliates]9 has good and valid title to such Equity Interests and as of immediately prior to the Second Merger Effective Time will have good and valid title to such Equity Interests free and clear of all Liens (in each case other than transfer restrictions under applicable securities Laws and other restrictions as set forth in the Company Shareholder Agreements).

[3]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[4]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[5]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[6]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[7]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[8]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).
[9]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).

(b) [(A) The Company Shareholder has all requisite capacity to execute and deliver this Agreement and the Ancillary Documents to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby,] // [(A) The Company Shareholder is duly organized or incorporated, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its formation, incorporation or organization and has the requisite corporate, limited liability company or other entity power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby,] [(B) the execution, delivery and performance by the Company Shareholder of this Agreement and the Ancillary Documents to which it is a party, and its obligations hereunder and thereunder have been duly and validly authorized by the Company Shareholder and no other act or proceeding on the part of the Company Shareholder is necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby,] ([C]) this Agreement has been, and the Ancillary Documents to which the Company Shareholder is or will be a party as of the Closing Date shall be, duly executed and delivered by the Company Shareholder and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes a valid and binding obligation of the Company Shareholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, and where applicable general equitable principles and the discretion of courts in granting equitable remedies, and ([D]) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any material breach of any provision of the Governing Documents of the Company Shareholder [or] ([ii]) require any material filing with, or the obtaining of any material consent or material approval of, any Governmental Entity by the Company Shareholder (other than as required under the Securities Act or the Exchange Act, by Nasdaq or Nasdaq First North, or filing of the Second Merger Documents under the applicable laws of Luxembourg), [or] [(iii)] violate in any material respect any material Law applicable to the Company Stockholder, except, in the case of the foregoing clauses [(ii) and (iii)], for violations which would not prevent or materially delay the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

(c) [The Company Stockholder hereby represents and warrants that all information and documentation required to be provided to the Company Stockholder pursuant to Section [7.3]10/[7.4]11 of the Company Shareholders Agreement has been provided in accordance therewith.]12

3. Business Combination Agreement Obligations. Except pursuant to the Second Merger, Company Shareholder will not, directly or indirectly, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, Lien or similar disposition of (by operation of law or otherwise), any of the Equity Interests, (ii) deposit any of the Equity Interests into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii) of this Section 3; provided that the Company Shareholder may transfer, assign or sell the Equity Interests (A) to such Company Shareholder’s Affiliates; (B) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of

[10]	Note to Draft: Bracketed language to be included in the agreement executed by Alvogen.
[11]	Note to Draft: Bracketed language to be included in the agreement executed by Aztiq.
[12]	Note to Draft: Bracketed language to be included in the agreements executed by Alvogen and Aztiq.

descent and distribution upon death of the individual; [or] (D) in the case of an individual, pursuant to a qualified domestic relations order; [or (E) the direct and indirect shareholders in Celtic Holdings SCA;]13 provided further, that, in the case of each of the forgoing clauses (A) through ([D]/[E]14), such transferee agrees in writing to be bound by terms and obligations of this Agreement and any other Ancillary Agreement to which the Company Shareholder is party to pursuant to a joinder in form and substance reasonably acceptable to Parent, TopCo and the Company. The Company Shareholder hereby agrees to be bound by the terms and conditions set forth in Section 6.6 (Exclusive Dealing), Section 9.1 (Non-Survival), Section 9.13 (No Recourse), Section 9.18 (Trust Account Waiver) and, to the extent applicable to any of the foregoing, the remaining provisions of Article IX (Miscellaneous) of the Business Combination Agreement fully and to the same extent as if the Company Shareholder was a party and signatory to such provisions of the Business Combination Agreement. Notwithstanding anything in this Agreement to the contrary: (i) the Company Shareholder (in their capacity as such) shall not be responsible for the actions of the Company or the Company board of directors (or any committee thereof), or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), with respect to any of the matters contemplated by the preceding sentence; (ii) the Company Shareholder shall not make any representations or warranties with respect to the actions of any of the Company Related Parties; and (iii) any breach by the Company of its obligations under Section 6.6 of the Business Combination Agreement shall not, in and of itself, be considered a breach of the preceding sentence (it being understood for the avoidance of doubt that the Company Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of the preceding sentence).

4. General Waiver and Release.

(a) The Company Shareholder, on behalf of itself and any of its heirs, executors, beneficiaries, administrators, successors, assigns and controlled Affiliates, as applicable (each, a “Releasor”), hereby forever, unconditionally and irrevocably acquits, remises, discharges and releases, effective as of the Closing, the Group Companies and their respective Affiliates (including Parent and TopCo, after the Closing), each of their respective officers, directors, equityholders, employees, partners, trustees and Representatives, and each successor and assign of any of the foregoing (collectively, the “Company Released Parties”), from any and all claims, obligations, liabilities, charges, demands, and causes of action of every kind and character, whether accrued or fixed, absolute or contingent, matured or unmatured, suspected or unsuspected or determined or determinable, and whether at law or in equity, which any Releasor now has, ever had or may have against or with the Company Released Parties, or any of them, in any capacity, whether directly or derivatively through another Person, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing, relating to the Company Shareholder’s relationship as an equity holder of, or service provider to, the Group Companies and agrees not to bring or threaten to bring or otherwise join in any action against the Company Released Parties, or any of them, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing relating to each undersigned stockholder’s relationship as an equity holder of, or service provider to, the Group Companies; provided, however, that, to the extent applicable to each Releasor, the claims, obligations, liabilities, charges, demands, and causes of action released pursuant to this Section 4(a) (collectively, the “Released Claims”) does not apply to the following: (a) regular salary and vacation or other compensation or benefit that is accrued and earned but unpaid by any Group Company at the Closing; (b) any unreimbursed travel or other expenses and advances that are reimbursable under the current policies of any Group Company; (c) any benefits that are accrued and earned but unpaid at the Closing under any employee benefit plan of any Group Company or any rights under health insurance plans, retirement plans or other similar plans sponsored by any Group Company; (d) any rights to indemnification, exculpation and/or

[13]	Note to Draft: Bracketed language to be included in the agreement executed by Alvogen.
[14]	Note to Draft: Bracketed language to be included in the agreement executed by Alvogen.

advancement of expenses pursuant to the Governing Documents of any Group Company, indemnification agreements with any Group Company or any directors’ and officers’ liability insurance policies with respect to actions taken or not taken by such Releasor in his or her capacity as an officer or director of a Group Company; (e) any rights of the Releasors under this Agreement, the Business Combination Agreement and Ancillary Documents, (f) any liabilities of any of the Company Released Parties pursuant to the Relevant Documents or ([g]) any liabilities of any of the Company Released Parties arising from any future transactions between the parties occurring following the Closing. Without limiting the foregoing, the Company Shareholder, on behalf of itself and each Releasor, understands and agrees that the claims released in this Section 4(a) include not only claims presently known but also include all unknown or unanticipated claims, obligations, liabilities, charges, demands, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims. The Company Shareholder, on behalf of itself and each Releasor, understands that he, she or it may hereafter discover facts different from what he, she or it now believes to be true, which if known, could have materially affected this Agreement, but the Company Shareholder, on behalf of itself and each Releasor, nevertheless waives any claims or rights based on different or additional facts. The Company Shareholder, on behalf of itself and each Releasor, assumes the risk of any mistake of fact or applicable Law with regard to any potential claim or with regard to any of the facts that are now unknown to it relating thereto. The Company Shareholder, on behalf of itself and each Releasor, acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 4 and that, without such waiver, each of Parent, TopCo and the Company would not have agreed to the terms of this Agreement.

(b) The Company Shareholder, on behalf of itself and each Releasor, represents and warrants that no Releasor has transferred or otherwise alienated any of the claims or causes of action released herein.

(c) For the purposes of this Section 4, Relevant Documents shall mean [(i) the Product Rights Agreement, ]15([ii]) prior to the Closing, the Company Shareholders Agreement, and ([iii]) any other agreements listed on Section 3.19 of the Company Disclosure Schedules to the Business Combination Agreement.

5. Business Covenants.

(a) Confidentiality.

(i) The Company Shareholder hereby covenants and agrees not to, and to cause the Company Shareholder’s [controlled]16 Affiliates not to, at any time (A) retain or use for the benefit, purposes or account of the Company Shareholder or any other Person (other than the Group Companies), or (B) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside of Parent, TopCo or the Group Companies, any Confidential Information, other than (x) to the Company Shareholder’s (and the Company Shareholder’s Affiliates’ and direct/indirect shareholders’) (1) officers, directors and employees, managers, general partners and investment advisors and (2) legal, tax and financial advisors, in the case of each of the forgoing clauses (1) and (2), who agree to maintain the confidentiality of such information or are subject to equivalent obligations of confidentiality or (y) to the extent required of the Company Shareholder by Law or any Governmental Entity or judicial, administrative or legal process (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject); provided, that, the Company Shareholder must (i) give notice (except to the extent such notice is prohibited by Law) to each of Parent, TopCo and the Company of such request or requirement, (ii) use commercially reasonable efforts to assist Parent, TopCo and the Company with obtaining, at Parent, TopCo

[15]	Note to Draft: To be included in the agreement executed by Alvogen.
[16]	Note to Draft: To be included in the agreement executed by Alvogen.

and the Company’s election and expense, an appropriate protective order with respect to such disclosure (to the extent not prohibited by Law), (iii) disclose such Confidential Information only to the extent required by such Law and use commercially reasonable efforts to obtain confidential treatment thereof and (iv) otherwise maintain the confidentiality of the disclosed Confidential Information in accordance with the terms hereof; provided, further, that the Company Shareholder shall not be required to take any action described in the foregoing clauses (i) or (ii) in connection with any routine audit or examination by a regulatory or self-regulatory authority, bank examiner or relevant examiner, or auditor not targeted at the Company, Parent, TopCo or any other Group Company, the Confidential Information or the Transaction.

(ii) “Confidential Information” means all information (regardless of whether specifically identified as confidential), in any form or medium that relates to the business, products, operations, financial condition, services, research or development of the Group Companies or their customers, development partners, commercialization partners, vendors, suppliers, independent contractors or other business relations, including: (a) internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the Group Companies and their customers, development partners, commercialization partners, suppliers, licensees, licensors, or other business relations of any of the Group Companies and confidential information; (c) industry research compiled by, or on behalf of, the Group Companies, including identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, the Group Companies; (d) compilations of data and analyses, processes, methods, track and performance records, data and databases relating thereto; (e) personally identifiable information of the Group Companies’ customers, development partners, commercialization partners; (f) information related to the Group Companies’ Intellectual Property Rights and updates of any of the foregoing and (g) the existence or contents of this Agreement; provided, however, that “Confidential Information” shall not include any information that (A) is or becomes generally available to the public other than as a result of the Company Shareholder’s or the Company Shareholder’s Affiliates’ acts or omissions after the Closing Date, (B) becomes available to the Company Shareholder on a non-confidential basis from a source other than the Group Companies or any of the equityholders of the Company as of the Closing, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Group Companies or any other party with respect to such information[, or (C) is or was independently developed by the Company Stockholder without use of or reference to any Confidential Information (as evidenced by contemporaneous records)]17.

(b) Non-Disparagement. The Company Shareholder hereby covenants and agrees not to, and to cause the Company Shareholder’s Affiliates not to, make, or cause, solicit or encourage others to make or solicit, directly or indirectly, any statement or communication that is derogatory or disparaging about, or that otherwise casts in a negative light, Parent or its Affiliates, TopCo, the Group Companies, or any of their respective businesses, products, services, personnel or activities; provided, however, that such restriction shall not prohibit the Company Shareholder from (a) making any truthful statement to the extent required by Law to disclose or make accessible such information, (b) making any truthful statement, that is not otherwise covered by the attorney-client privilege or attorney work product of Parent, its Affiliates, TopCo or the Group Companies, while reporting in good faith possible violations of Law or other whistleblower information to a Governmental Entity or (c) exercising or enforcing any of its rights under this Agreement or any other written agreement between the Company Shareholder and any of the foregoing Persons.

[17]	Note to Draft: To be included only for entities, not an individual.

(c) Non-Competition; Non-Solicitation.

(i) The Company Shareholder hereby covenants and agrees that for a period commencing on the date hereof and ending on the third (3rd) anniversary of the Closing Date (such period, the “Restricted Period”), the Company Shareholder shall not, and shall cause the Company Shareholder’s controlled Affiliates not to, directly or indirectly, (A) own any interest in, manage, control, participate in, consult with, render services for (as a director, officer, employee, agent, broker, partner, contractor, consultant or otherwise) or be or become engaged or involved in any Restricted Business within the Territory, including by being or becoming an organizer, owner, co-owner, trustee, promoter, Affiliate, investor, lender, landlord, partner, joint venturer, stockholder, officer, director, employee, independent contractor, manager, salesperson, representative, associate, consultant, agent, broker, supplier, licensor, analyst or advisor of, to or with any Restricted Business within the Territory; (B) make any investment (whether equity, debt or otherwise) in, lend or otherwise provide any money or assets to, or provide any guaranty or other financial assistance to any Restricted Business within the Territory; or (C) provide any information, assistance, support, product, technology or intellectual property to any Person engaged or involved in any Restricted Business within the Territory; provided, that (A) the ownership by the Company Shareholder (x) as a passive investment, in the aggregate of less than five percent (5%) of the outstanding shares or other Securities of any corporation or other entity listed on a national securities exchange or publicly traded on any nationally recognized over-the-counter market or (y) as a passive, indirect investment in any businesses solely through investment vehicles in which the Company Shareholder has no discretion as to the investments by such businesses (e.g., an investment fund) and (B) the business and operations of Alvogen Asia as carried on or proposed to be carried on as at the date of this Agreement, shall not, in each case, on its own, constitute a breach of this Section 5(c)(i); provided, that in the case of the forgoing clause (B), for so long as Alvogen Asia does not directly or indirectly engage in the Restricted Business.

(ii) As used in this Agreement:

(A) “Restricted Business” shall mean the research, development, manufacturing and distribution of biosimilars, including on behalf of third parties, and all other material businesses of the Group Companies in which Company Shareholder has or has had any material involvement or about which Company Shareholder has received Confidential Information, as such businesses are conducted or proposed to be conducted as of the date hereof or the Closing Date.

(B) “Territory” shall mean any geographic area in which the Group Companies operate as of the date hereof or as of the Closing Date, including North America, Europe, Japan and China.

(C) “Alvogen Asia” shall mean Alvogen Emerging Markets Holdings Limited, Alvogen Malta (Out-Licensing) Holding Limited and each of their direct and indirect subsidiaries.

(iii) The Company Shareholder hereby covenants and agrees that during the Restricted Period, the Company Shareholder shall not, and shall cause the Company Shareholder’s controlled Affiliates not to, directly or indirectly, on the Company Shareholder’s own behalf or on behalf of any third party or Person, (a) induce or attempt to induce any employee, agent or independent contractor of any Group Company, or any person who is or was an employee, agent or independent contractor of any Group Company at any time during the Restricted Period or during the twelve (12) months prior to the date hereof (such person, a “Restricted Person”) to leave the employ of the Group Companies, or in any way interfere with the relationship between the Group Companies and any of their respective employees, (b) employ, hire or otherwise retain any Restricted Person who was an employee, consultant or independent contractor of the Group Companies at any time during the twelve (12) months prior to the first discussions or communications between such Company Shareholder and such Restricted Person, directly or indirectly, regarding such hiring or retention, or (c) induce or attempt to induce any customer, development partner, commercialization partner, supplier, licensee, licensor, or other business relation of any of the Group Companies to cease doing business with the Group Companies. Notwithstanding the foregoing, the placement of general advertisements that may be targeted to a particular geographic or technical area, but are not targeted specifically towards employees of the Group Companies shall not be deemed to be a solicitation for purposes of this Section 5(c)(ii)(C); provided that, for the avoidance of doubt, the Company Shareholder shall not, on Company Shareholder’s own behalf or on behalf of any third party or Person, hire any Restricted Person in connection with the placement of any such general advertisements or solicitations.

(d) If, at the time of enforcement of the covenants contained in Sections 5, 5(b) and 5(c) (the “Business Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. The Company Shareholder has consulted with legal counsel regarding the Business Covenants and based on such consultation has determined and hereby acknowledges that the Business Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of Parent, TopCo, the Group Companies and the business of the Group Companies and the substantial investment in the Group Companies made by Parent under the Business Combination Agreement. The Company Shareholder further acknowledges and agrees that the Business Covenants are being entered into by it in connection with the sale of the Equity Interests owned by the Company Shareholder and the goodwill of the Group Companies pursuant to this Agreement and, if applicable, not directly or indirectly in connection with the Company Shareholder’s employment or other relationship with any Group Company.

(e) In the event of any breach or violation by the Company Shareholder of any of the Business Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved.

6. Other Covenants of Company Shareholder.

(a) Further Assurances. From time to time and without additional consideration, the Company Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions as each of Parent, TopCo and the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement or the Business Combination Agreement.

(b) Acknowledgment. THE COMPANY SHAREHOLDER ACKNOWLEDGES AND AGREES THAT THE COMPANY SHAREHOLDER IS ENTERING INTO THIS AGREEMENT ON THE COMPANY SHAREHOLDER’S OWN FREE WILL AND NOT UNDER ANY DURESS OR UNDUE INFLUENCE. THE COMPANY SHAREHOLDER HAS ENTERED INTO THIS AGREEMENT FREELY AND WITHOUT COERCION, THE COMPANY SHAREHOLDER HAS BEEN ADVISED BY EACH OF PARENT, TOPCO AND THE COMPANY TO CONSULT WITH COUNSEL OF THE COMPANY SHAREHOLDER’S CHOICE WITH REGARD TO THE EXECUTION OF THIS AGREEMENT AND THE COMPANY SHAREHOLDER’S COVENANTS HEREUNDER, THE COMPANY SHAREHOLDER HAS HAD AN ADEQUATE OPPORTUNITY TO CONSULT WITH SUCH COUNSEL AND EITHER SO CONSULTED OR FREELY DETERMINED IN THE COMPANY SHAREHOLDER’S OWN DISCRETION NOT TO SO CONSULT WITH SUCH COUNSEL, THE COMPANY SHAREHOLDER UNDERSTANDS THAT EACH OF PARENT, TOPCO AND THE COMPANY HAS BEEN ADVISED BY COUNSEL, AND THE COMPANY SHAREHOLDER HAS READ THIS AGREEMENT AND THE BUSINESS COMBINATION

AGREEMENT AND FULLY AND COMPLETELY UNDERSTANDS THIS AGREEMENT AND THE BUSINESS COMBINATION AGREEMENT AND EACH OF THE COMPANY SHAREHOLDER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS HEREUNDER AND THEREUNDER. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED AS HAVING BEEN DRAFTED JOINTLY BY THE COMPANY SHAREHOLDER AND EACH OF PARENT, TOPCO AND THE COMPANY AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY HERETO BY VIRTUE OF THE AUTHORSHIP OF ANY OR ALL OF THE PROVISIONS OF THIS AGREEMENT.

(c) [Consent to Terminate or Amend Certain Agreements. In accordance with Section 6.17 of the Business Combination Agreement, the Company Stockholder hereby (i) consents to the termination, contingent upon and effective as of the Closing, of the Related Party Transactions and the Company Shareholders Agreement other than the Contracts set forth on Section 6.17(i) of the Company Disclosure Schedules to the Business Combination Agreement, at or prior to the Second Merger Effective Time in a manner such that the Group Companies do not have any Liability or obligation following the Second Merger Effective Time pursuant to such agreements [and] (ii) consents to the amendment of the Contracts set forth on Section 6.17(ii) of the Company Disclosure Schedules to the Business Combination Agreement, at or prior to the Second Merger Effective Time in a manner such that such Contracts reflect the terms set forth on Exhibit [F] attached to the Business Combination Agreement and such other terms as reasonably agreed by Parent and the Company [and (iii) covenants and agrees to amend the Contracts set forth on Section 6.17(ii) of the Company Disclosure Schedules to the Business Combination Agreement, at or prior to the Second Merger Effective Time in a manner such that such Contracts reflect the terms set forth on Exhibit [F] attached to the Business Combination Agreement and such other terms as reasonably agreed by Parent and the Company].]

(d) Change of Control. From and after the date of this Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms prior to the consummation of the Transaction, the Company Shareholder hereby covenants and agrees to take all actions necessary to prevent the occurrence of a Change of Control (as such term is defined, in each case, in (i) that certain Amendment and Restatement Deed (Tranche A), dated as of June 24, 2021 (as amended, supplemented or otherwise modified from time to time), by and among the Company, the bondholders named therein, the investors named therein Madison Pacific Trust Limited and the other parties thereto and (ii) that certain Amendment and Restatement Deed (Tranche B), dated as of June 24, 2021 (as amended, supplemented or otherwise modified from time to time), by and among the Company, the bondholders named therein, the investors named therein Madison Pacific Trust Limited and the other parties thereto).

(e) Pre-Closing Financing. The Company Shareholder hereby covenants and agrees, to the extent the Company requires further financing to operate in the ordinary course, to take all actions necessary to consummate the Pre-Closing Financing (as defined in the Business Combination Agreement).

7. General Provisions.

(a) Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Parent, TopCo and the Company on the one hand, and the Company Shareholder, on the other hand, prior to the Closing and (b) the Sponsor, TopCo and the Company, on the one hand, and the Company Shareholder, on the other hand, after the Closing; provided, however, that none of the provisions that survive the Closing shall be amended or modified without the prior written consent of the Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties effected in a manner which does not comply with this Section 7(a) shall be void, ab initio.

(b) Termination. This Agreement shall terminate upon the termination of the Business Combination Agreement in accordance with its terms prior to the consummation of the Transaction.

(c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(i) if to Parent:

c/o Oaktree Acquisition Corp. II

333 South Grand Avenue, 28th Floor

Los Angeles, California 90071

Attention: Patrick McCaney

                 Alexander Taubman

                 Zaid Pardesi

E-mail:     pmccaney@oaktreecapital.com

                  ataubman@oaktreecapital.com

                  zpardesi@oaktreecapital.com

with a copy (which shall not constitute notice to Parent) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Matthew S. Arenson, P.C.

                 Peter Seligson

                 Michele Cumpston

E-mail:     matthew.arenson@kirkland.com

                  peter.seligson@kirkland.com

                  michele.cumpston@kirkland.com

(ii) If to the Company or, after the Closing, TopCo to:

Alvotech Holdings S.A.

9, rue de Bitbourg

L-1273 Luxembourg

Grand Duchy of Luxembourg

Attention: Danny Major

E-mail:     danny.major@alvotech.com

with a copy (which shall not constitute notice) to:

Cooley (UK) LLP

22 Bishopsgate

London EC2N 4BQ, UK

Attention: Michal Berkner

E-mail:     mberkner@cooley.com

(iii) if to the Company Shareholder:

At the address provided in the Company Shareholder’s signature page or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(d) Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein”, “hereto”, “hereof” and words of similar import refer to this Agreement as a whole, including the schedules hereto, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vi) the word “or” is disjunctive but not necessarily exclusive; (vii) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (viii) the word “day” means calendar day unless Business Day is expressly specified; (ix) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (x) all references to Sections or schedules are to Sections and schedules of this Agreement; (xi) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time; and (xii) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

(e) Section Headings. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

(g) Entire Agreement; No Third Party Beneficiaries. The agreement of the parties that is comprised of this Agreement and the provisions of the Business Combination Agreement referenced in Section 3 herein to which the Company Shareholder has expressly agreed to be bound constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both oral and written, relating to the subject matter of this Agreement, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that the Company Released Parties and the Sponsor are express third party beneficiaries of this Agreement and shall each be entitled to enforce this Agreement as if they were original signatories hereto. For the avoidance of doubt, this Agreement does not and shall not affect any prior understandings, agreements or representations with respect to any similar subject matter entered into in connection with or as a result of the Company Shareholder’s ownership of any direct or indirect Equity Interests of the Group Companies or any provision of services to the Group Companies.

(h) Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(i) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto; provided, that Parent shall be permitted, without the consent of the Company Shareholder, to make an assignment of any or all of its rights and interests hereunder to TopCo, the Company or any of their Subsidiaries or Affiliates at or following the Closing. Any purported assignment in violation of this Section 7(i) shall be null and void ab initio.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(k) Consent to Jurisdiction, Etc. Each of the parties irrevocably and unconditionally agrees that any Proceeding based upon, arising out of or related to this Agreement or any of the transactions contemplated hereby shall be finally settled by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators; provided, that in the event of a claimed violation of any of the Business Covenants, any party may seek injunctive relief in order to prevent irreparable harm or preserve the status quo. Any such Proceeding shall be decided by a panel of three (3) arbitrators seated in New York, New York. Each arbitrator must be (a) an attorney with significant experience in negotiating complex commercial transactions, or a judge seated on, or retired from, a U.S. federal court sitting in the Southern District of New York or the Delaware Court of Chancery and (b) neutral and independent of each party. The parties agree, pursuant to Article 30(2)(b) of the Rules of Arbitration of the International Chamber of Commerce, that the Expedited Procedure Rules shall apply irrespective of the amount in dispute. The arbitrators may enter a default decision against any party who fails to participate in the arbitration proceedings with respect to any such Proceeding. The language of the proceeding shall be English. The decision of the arbitrators on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The parties and the arbitrators will keep confidential, and will not disclose to any Person, except the parties’ respective Representatives (who shall keep any such information confidential as provided in this sentence), or as may be required by applicable Law or any Order of a Governmental Entity of competent jurisdiction, the existence of any such Proceeding under this Section 7(k), the referral of any such Proceeding to arbitration or the status or resolution thereof. The initiation of any Proceeding pursuant to this Section 7(k) will toll the applicable statute of limitations for the duration of any such Proceeding.

(l) Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(l).

(m) Specific Performance. The Company Shareholder agrees that irreparable damage would occur for which monetary damages, even if available, may not be an adequate remedy in the event that the Company Shareholder does not perform its obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions, including, for the avoidance of doubt, any breach or threatened breach of any of the Business Covenants. The Company Shareholder acknowledges and agrees that each other party hereto shall therefore be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court in the United States or in any state or province having jurisdiction over the parties hereto and the matter in addition to any other remedy to which they may be entitled pursuant hereto, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, neither Parent, TopCo nor the Company would have entered into this Agreement. The Company Shareholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any such Person has an adequate monetary or other remedy at law. The Company Shareholder acknowledges and agrees that if any other party hereto seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, no such person shall be required to provide any bond or other security in connection with any such order or injunction.

(n) No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the parties hereto, and none of the Representatives of the parties hereto (in their capacity as such) shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

(o) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Equity Interests of the Company Shareholders. All rights, ownership and economic benefits (but excluding, for the avoidance of doubt, any voting rights to the extent described herein) of and relating to the Equity Interests of each Company Shareholder shall remain fully vested in and belong to any such Company Shareholder, and Parent shall have no authority to direct such Company Shareholder in the voting or disposition of any of the Company Shareholder’s Equity Interests, except as otherwise provided herein.

(p) Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a[n] [indirect]18 shareholder of the Company, and not in any other capacity (including as an officer or director of the Company) and this Agreement shall not limit or otherwise affect the actions of such Company Shareholder (or any affiliate, employee or designee of such Company Shareholder) in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

[18]	Note to Draft: Bracketed language to be included in the agreement executed by Robert Wessman (personally).

[Signature Pages Follow]

IN WITNESS WHEREOF, Parent and the Company Shareholder have caused this Support Agreement to be executed as of the date first written above.

PARENT:

OAKTREE ACQUISITION CORP. II

By:
Name:
Title:

Signature Page to Support Agreement

TopCo:

ALVOTECH LUX HOLDINGS S.A.S.

By:
Name:
Title:

Signature Page to Support Agreement

Company:

ALVOTECH HOLDINGS S.A.,

By:
Name:
Title:

Signature Page to Support Agreement

COMPANY SHAREHOLDER:

[NAME]

///

[NAME]

By:
Name:
Title:

[______________]
[______________]
[______________]
Attention: [______________]
Facsimile: [______________]
Email: [______________]

Signature Page to Support Agreement

Schedule 1

Equity Interests

Company Shareholder	Class, Number and Type of Equity Interests
[•]	[•]